Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of T Stamp Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Gareth Genner, Chief Executive Officer of the Company, and I, Alex Valdes, Chief Financial Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 30, 2023

/s/ Gareth Genner
Chief Executive Officer
(principal executive officer)

/s/ Alex Valdes
Chief Financial Officer
(principal financial officer)